Exhibit 99.1

Vistance Networks Announces CEO Succession Plan

Chuck Treadway to Step Down Following Significant Strategic Transformation

Board Initiates Search to Identify the Company’s Next CEO

RICHARDSON, TX, November 5, 2026 - Vistance Networks, Inc. (NASDAQ: VISN) (“Vistance” or the “Company”), a global provider of intelligent network solutions, today announced that Chuck Treadway will step down as President and Chief Executive Officer (“CEO”) of the Company and as a member of the Vistance Board of Directors on February 1, 2027. The Board of Directors has launched a comprehensive search for the Company’s next CEO and has retained a leading executive search firm to assist with the process.

Mr. Treadway has served as President and CEO since October 2020. During his tenure, he oversaw a significant strategic transformation, including divestitures that unlocked substantial shareholder value, the repayment of all outstanding debt and the redemption of all outstanding preferred equity. Including the $1.50 per share special cash distribution payable November 6, 2026, Vistance will have returned $16.50 per share to shareholders through special cash distributions in 2026. Today, Vistance operates as a focused network solutions business through Aurora Networks, with a strong financial foundation to support its next phase.

“Chuck has led Vistance through one of the most significant transformations in the Company’s history, overseeing a strategic transformation that reshaped the Company's portfolio, strengthened its balance sheet and delivered substantial value to shareholders,” said Bud Watts, Chairman of the Board. “On behalf of the Board, I thank Chuck for his leadership and commitment to Vistance. As Vistance has evolved into a more focused company, Chuck and the Board agreed that now is the right time to identify a leader for its next chapter, one who can build on this foundation and grow Aurora Networks. We appreciate Chuck's continued leadership throughout this process and remain confident in the Company's future opportunities.”

“It has been a privilege to lead Vistance through this transformation and work alongside our talented employees,” said Treadway. “We set out to unlock value for our shareholders, and I am proud of what our team has accomplished. With the Company now operating at its current scale, I believe this is the moment to hand off to new leadership. I remain focused on executing our plan, serving our customers and delivering on our commitments. I look forward to working closely with the Board to ensure a smooth transition.”

Third Quarter 2026 Results

In a separate press release issued today, Vistance reported financial results for the third quarter of 2026. The Company will host its previously announced conference call to discuss those results today at 8:30 am ET. A live, listen-only audio of the call will be available through a link on the Events and Presentations page of Vistance Networks’ Investor Relations website.

Vistance Networks, Aurora Networks, and their logos are trademarks of Vistance Networks, Inc. and/or its affiliates in the U.S. and other countries. For additional trademark information see https://www.vistancenetworks.com. All other product names, trademarks and registered trademarks are property of their respective owners.

About Vistance Networks:

Vistance Networks (NASDAQ: VISN) shapes the future of communications technology, pushing past what is possible. We deliver solutions that bring reliability and performance to a world always in motion. Our global team of innovators and employees are trusted advisors who listen to customers first, then deliver value. Discover more at www.vistancenetworks.com.

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Financial Contact:

Jenny Thompson

Jenny.Thompson@vistancenetworks.com

This press release includes forward-looking statements that are based on information currently available to management, management’s beliefs, as well as on a number of assumptions concerning future events. Forward-looking statements are not a guarantee of performance and are subject to a number of uncertainties and other factors, which could cause the actual results to differ materially from those currently expected. In providing forward-looking statements, the company does not intend, and is not undertaking any obligation or duty, to update these statements as a result of new information, future events or otherwise.

Source: Vistance Networks